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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

SUBSIDIARIES                                       JURISDICTION OF ORGANIZATION
DermaQuest, Inc.                                         Pennsylvania
Health Management, Inc.                                     Delaware
MK Diabetic Support Services, Inc.                          Florida
RespiFlow, Inc.                                             Florida
Steri-Pharm, Inc.                                           New York
The PromptCare Companies, Inc.                             New Jersey
Transworld Holdings (UK), Limited                           England
  Transworld Healthcare (UK) Limited                        England
    Omnicare Ltd                                            England
      Allied Medicare Ltd                                   England
      Allied Oxycare Ltd                                    England
        Medigas Ltd                                         England
      Amcare Ltd                                            England
      Novacare Ltd                                          England
Transworld Healthcare Puerto Rico, Inc.                     Florida